Allstate Life Insurance Company
                 Allstate Financial Advisors Separate Account I
                         Morgan Stanley Variable Annuity
                        Preferred Client Variable Annuity
                       Morgan Stanley Variable Annuity II
                 Morgan Stanley Variable Annuity II AssetManager
                    Morgan Stanley Variable Annuity - L-Share
                        Morgan Stanley Variable Annuity 3
                 Morgan Stanley Variable Annuity 3 AssetManager


                       Supplement dated December 30, 2004
                                       to
                     Prospectuses dated May 1, 2004 or later


This supplement announces the change of name of one of the variable sub-accounts available under your contract.

Effective December 30, 2004, the Board of Trustees of Morgan Stanley Variable Investment Series European Growth Portfolio Class X and Class Y (the "Portfolio") approved changing the name of the Portfolio to the "European Equity Portfolio." All references to the "European Growth Portfolio" in the Prospectus are hereby replaced with "European Equity Portfolio."

Therefore, effective December 30, 2004, all references to the European Growth Sub-Account are hereby replaced with European Equity Growth Sub-Account.


               PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE.

                         Allstate Life Insurance Company
                 Allstate Financial Advisors Separate Account I
                         Morgan Stanley Variable Annuity
                        Preferred Client Variable Annuity
                       Morgan Stanley Variable Annuity II
                 Morgan Stanley Variable Annuity II AssetManager
                    Morgan Stanley Variable Annuity - L-Share
                        Morgan Stanley Variable Annuity 3
                 Morgan Stanley Variable Annuity 3 AssetManager


                       Supplement dated December 30, 2004
                                       to
         Statement of Additional Information dated May 1, 2004 or later




This supplement announces the change of name of one of the variable sub-accounts available under your contract.

Effective December 30, 2004, the Board of Trustees of Morgan Stanley Variable Investment Series European Growth Portfolio Class X and Class Y (the "Portfolio") approved changing the name of the Portfolio to the "European Equity Portfolio." All references to the "European Growth Portfolio" in the Statement of Additional Information are hereby replaced with "European Equity Portfolio."

Therefore, effective December 30, 2004, all references to the European Growth Sub-Account are hereby replaced with European Equity Growth Sub-Account.


               PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE.